EXHIBIT 10.9



                                  July 23, 2002


Joseph Gunnar & Co., LLC,
 as agent for Purchasers
30 Broad Street
New York, New York 10004
  Attn: Stephan A. Stein

                        Re: Private Placement of 8% Secured Convertible Promissory Notes

Ladies and Gentlemen:

      We have acted as counsel for V-ONE Corporation ("Company") in connection with the issuance and sale of $1,055,000.00 in aggregate principal amount of the Company's 8% Secured Convertible Promissory Notes, due January 19, 2003 ("Notes"), together with certain related warrants ("Warrants"), pursuant to those certain Note Purchase Agreements, each dated as of July 23, 2002 ("Purchase Agreements"), among the Company and the respective purchasers identified therein ("Purchasers"). The Purchase Agreements are being entered into, and the Notes and Warrants are being issued, as part of a private placement ("Offering") of up to $1,200,000 in aggregate principal amount of like notes and warrants pursuant to a Placement Agency Agreement, dated as of July 23, 2002 ("Placement Agency Agreement"), between the Company and Joseph Gunnar & Co., LLC ("JGC") as placement agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein shall have the same meanings as in the Purchase Agreements.

      As such counsel, we have been requested to render our opinion as to certain matters pursuant to Section 8(a)(3) of the Purchase Agreements. In rendering such opinion, we have examined copies of the following:

      1. the Purchase Agreements;

      2. the Security Agreement;

      3. the Registration Rights Agreement;

      4. the Placement Agency Agreement;

      5. the Notes;




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Joseph Gunnar & Co., LLC,
 as agent for Purchasers
July 23, 2002
Page 2


6.    the Warrants; and

7. the Private Placement Memorandum, as supplemented by Supplement No. 1 and Supplement No. 2.

Documents numbered 1 through 6 above are hereinafter referred to, collectively, as the "Transaction Documents."

      We also have examined: (a) a copy of a financing statement, a copy of which is attached hereto ("Financing Statement"), naming the Company as debtor and JGC as agent for the secured parties, which we understand will be filed in the Office of the Secretary of State of the State of Delaware ("Delaware Filing Office"); and (b) the reports of Corporation Service Company, dated as of June 13, 2002 with respect to the Delaware Filing Office and the Maryland State Department of Assessments and Taxation ("Maryland Filing Office") and dated as of June 10, 2002 with respect to the Montgomery County, Maryland recorders office (the "Montgomery County Filing Office"), as to the financing statements naming V-ONE Corporation (which we have been advised by an officer of the Company, and for purposes of this opinion we have assumed, is the only name used by the Company during the past five years) as debtor and on file in the Delaware, Maryland and Montgomery County Filing Offices (collectively, the "Filing Offices"), copies of which (including copies of the financing statements identified in the report with respect to the Maryland Filing Office) are attached hereto (together, "UCC Search Reports"). We have not independently established the facts described above or the facts set forth in the UCC Search Reports.

      We have also examined copies of the articles of incorporation and bylaws of the Company, and of the agreements that, based on our inquiries to the chief executive and chief financial officers of the Company, we understand to be those to which the Company is a party and that are material ("Material Agreements"), and made such other investigation of corporate records as we have deemed appropriate. In addition, we have examined and, without independent investigation, relied upon: (i) with respect to our opinion in numbered paragraphs 1 and 2 below, certificates of public officials; and (ii) as to certain matters of fact that are material to our opinion, a certificate of the chief executive and chief financial officers of the Company ("Officers' Certificate), dated as of July 23, 2002, a copy of which is attached hereto. We have also attached hereto a copy of a Memorandum dated July 17, 2002 from us to Nahum Gordon, Esq. regarding the applicability of NASDAQ Rule 4350 with respect to the Warrants which accurately reflects July 16, 2002 conversations between us and the NASDAQ staff. We have made no other investigation.

      Our opinion, as set forth herein, is based on the facts in existence and (except to the extent indicated in paragraph numbered 15 with respect to Article 9 of the Uniform Commercial Code in effect in Maryland immediately prior to July 1, 2001 ("Former Maryland Article 9")) the laws in effect on the date hereof and



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Joseph Gunnar & Co., LLC,
 as agent for Purchasers
July 23, 2002
Page 3


is limited to: (i) the federal laws of the United States of America (including, but not limited to, the Act) and the laws of the State of New York that in our experience are applicable to corporations and to the transactions contemplated by the Transaction Documents; (ii) solely with respect to the opinions in numbered paragraphs 1, 3, 9 and 10 below, the General Corporation Law of the State of Delaware; (iii) solely with respect to our opinions in numbered paragraphs 13 through 15 below, the Uniform Commercial Code ("UCC") as in effect in the State of Delaware; and (iv) solely with respect our opinion in numbered paragraph 15, Former Maryland Article 9 (collectively, the "Covered Laws"). We express no opinion with respect to any other laws or the laws of any other jurisdiction. Our opinions with respect to the Delaware General Corporation Law, the Delaware UCC, and Former Maryland Article 9 are based solely on our examination of applicable statutory provisions thereof, as set forth in official compilations or recognized reporting services, without investigation of any rules, regulations or cases interpreting or applying those statutory provisions.

      Our opinions contained in numbered paragraphs 12 through 15 below ("UCC Opinions") are limited to Article 9 of the UCC as in effect in the State of New York ("New York UCC") with respect to paragraphs numbered 12 and 13, Article 9 of the Delaware UCC with respect to numbered paragraphs 14 and 15, and Former Maryland Article 9 to the extent indicated in paragraph numbered 15, and therefore those paragraphs do not address: (i) laws of jurisdictions other than New York or Delaware, as indicated (except with respect to Former Maryland
Article 9 with respect to paragraph numbered 15); or (ii) collateral of a type not subject to Article 9 of the New York UCC. As used in our UCC Opinions, uncapitalized terms that are defined in the New York UCC or the Delaware UCC have the same meanings as in the New York or Delaware UCC, as applicable.

      References in this opinion letter to our "knowledge" mean a conscious present awareness of facts, without investigation other than inquiries to the chief executive and chief financial officers of the Company, by any of the lawyers currently with this firm who have given substantive attention to legal representation of the Company in matters directly related to the Transaction Documents or the Offering.

      In rendering our opinion on the matters hereinafter set forth, we have made the assumptions that are customary in opinion letters of this kind, including the assumptions that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, and that all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party (other than the Company) has the legal capacity and has satisfied all legal requirements that are applicable to that party to the extent necessary to make the Transaction Documents enforceable against that party. We have not independently verified such assumptions.



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Joseph Gunnar & Co., LLC,
 as agent for Purchasers
July 23, 2002
Page 4


      Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that:

      1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own, lease and operate its properties and conduct its business as described in the Private Placement Memorandum.

      2. The Company is licensed or qualified, and is in good standing, as a foreign corporation in the State of Maryland, which we have been advised by officers of the Company is the only state in which the Company owns or holds its properties or maintains offices for the conduct of its business.

      3. The Company: (a) has the corporate power to execute and deliver each of the Transaction Documents and to perform all of the terms and provisions thereof that are to be carried out by it; (b) has taken all necessary corporate action to authorize such execution, delivery and performance; and (c) has duly executed and delivered such Transaction Documents.

      4. The Transaction Documents constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally or by the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

      5. The execution and delivery by the Company of the Transaction Documents do not, and the performance by the Company of its obligations under the
Transaction Documents will not, violate: (a) the Company's articles of incorporation or by-laws; (b) the Covered Laws; or (c) any existing obligation of the Company under the express terms of any court order that, to our knowledge, names the Company and is specifically directed to it or to its property.

      6. The execution and delivery by the Company of the Transaction Documents do not, and the performance by the Company of its obligations under the Transaction Documents will not: (a) breach or constitute a default of the Company under the express terms of any Material Agreement; or (b) result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company pursuant to the express terms of any Material Agreement.



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Joseph Gunnar & Co., LLC,
 as agent for Purchasers
July 23, 2002
Page 5


      7. The execution and delivery by the Company of the Transaction Documents do not, and the performance by the Company of its obligations under the Transaction Documents will not require the Company to obtain any approval by, or make any filing with, any governmental authority under any statute, rule or regulation of the United States or the State of New York, other than such as have been obtained and currently are in effect, except that the filing of the Form D with the Securities and Exchange Commission may be required in reliance on Regulation D under the Securities Act of 1933, as amended (the "Act"), and except that the offer and sale of the Notes and Warrants in certain jurisdictions may be subject to the provisions of the Blue Sky or securities laws of such jurisdictions.

      8. To our knowledge, there is no action, suit or proceeding pending before any court, arbitrator or governmental agency or overtly threatened in writing against the Company (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a material adverse effect on the Company's ability to perform its obligations under the Transaction Documents or (b) that seeks to enjoin the performance or affect the enforceability of the Transaction Documents.

      9. The authorized and outstanding capitalization of the Company is as set forth in the Purchase Agreements. All of the issued and outstanding shares of Common Stock and Preferred Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. There are no preemptive or, to our knowledge, other rights to subscribe for or purchase, or any restriction upon the voting or transfer of, any Common Stock or Preferred Stock of the Company under the Articles of Incorporation or By-Laws or, to our knowledge, under any Material Agreement, except that certain certificates representing outstanding shares have been imprinted with a legend to restrict their transfer in any manner other than in compliance with applicable securities laws.

      10. The Notes and Warrants, and the Common Stock issuable upon conversion of the Notes or exercise of such Warrants, have all been duly and validly authorized. The Notes have been duly and validly issued, and the Common Stock issuable upon conversion of any of the Notes or the exercise of any such Warrants will (upon such conversion or the payment of the exercise price required by the Warrants and the Company's issuance and delivery of the Common Stock) be, duly and validly issued, fully paid and non-assessable.


      11. It is not necessary to register the Notes and Warrants under the Act in connection with the offering or sale of the Notes and Warrants to the Purchasers under the circumstances contemplated by the Transaction Documents.


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Joseph Gunnar & Co., LLC,
 as agent for Purchasers
July 23, 2002
Page 6


      12. The Security Agreement creates a security interest, in favor of each Purchaser that is a registered holder of a Note (each, a "Secured Party"), in that portion of the "Collateral" (as that term is defined in the Security Agreement) to which Article 9 of the New York UCC is applicable ("Article 9 Collateral"). In this regard, we note that the New York UCC does not apply to, among other things, interests in or claims under policies of insurance (other than certain claims with respect to health care insurance) or contracts for an annuity, except to the extent that they constitute proceeds, or to most interests in real property (including leases or rents on real property but excluding goods that are or become fixtures), all of which may be part of the Collateral.

      13. The Delaware Filing Office is the proper location for the filing of a financing statement with respect to the Article 9 Collateral.

      14. The filing of the Financing Statement in the Delaware Filing Office will be sufficient to perfect the security interest created by the Security Agreement in that portion of the Article 9 Collateral in which a security interest may be perfected by filing a financing statement ("Filing Collateral"). In this regard, we note that, under the Delaware UCC, the filing of a financing statement is not sufficient to perfect a security interest in goods (which may include vehicles or other assets included in the Collateral) not constituting inventory that are covered by a certificate of title.

      15. The UCC Search Reports set forth the proper filing offices and the proper debtor necessary to identify those persons who, under the Delaware UCC and Former Maryland Article 9, had on file effective financing statements against Company covering that portion of the Article 9 Collateral not consisting of goods or documents located in another state, for search periods ending May 15, 2002 in the case of the Delaware Filing Office, May 16, 2002, in the case of the Montgomery County Filing Office, and June 11, 2002 in the case of the Maryland Filing Office. The UCC Search Reports from the Delaware and Montgomery County Filing Offices identify no person as having filed in the Filing Offices prior to end of the above-referenced search periods a still-effective financing statement against the Company. Copies of the seven still-effective financing statements against the Company identified in the UCC Search Report from the Maryland Filing Office are attached hereto.

      16. We have no reason to believe that the Private Placement Memorandum, as supplemented (other than the financial statements and financial information, including projections, as to which we express no opinion) contained as of its date an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In connection with our UCC Opinions, we call your attention to the following: (a) the perfection and continuation of perfection of any security interest in proceeds are limited as set forth in Delaware UCC Section 9-315; (b)



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Joseph Gunnar & Co., LLC,
 as agent for Purchasers
July 23, 2002
Page 7


a security interest in collateral acquired by the Company after the date of the Transaction Documents may not be deemed to attach under Section 552 of the Bankruptcy Code; and (c) the continued perfection of the security interests created by the Security Agreement will depend upon the filing of periodic continuation statements relating to Financing Statement in accordance with the Delaware UCC and may depend upon (i) the continued organization of the Company as a Delaware corporation and (ii) the continuation of the Company's present name.

      This opinion is rendered solely for your use as agent for the Purchasers in connection with the execution and delivery of the Transaction Documents and the Offering and may not be relied upon by you for any other purpose or by any other person for any purpose without our prior written consent, except that you may, if so required, furnish a copy of this opinion to any regulatory agency having regulatory jurisdiction over you or as required by law or legal process.

                                          Sincerely,

                                             /s/
                                          -----------------------------








Attachments:
      Form of Financing Statement
      UCC Search Reports and related financing statements
      Officers' Certificate
      Memorandum from Kirkpatrick and Lockhart LLP to Nahum Gordon
            Dated July 17, 2002